UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2010

Crescent Financial Corporation
(Exact name of registrant as specified in its charter)

North Carolina	000-32951	56-2259050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 High House Road, Cary, NC	27513
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (919) 460-7770

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensatory Arrangements of Certain Officers.

On December 31, 2010, Crescent Financial Corporation (the “Registrant”) and its wholly-owned subsidiary, Crescent State Bank (the “Bank”), entered into amendment agreements with several of the Registrant’s and Bank’s executive officers to amend specific sections of such executive officers’ employment agreements and salary continuation agreements in order to clarify, conform, or make technical corrections to such compensatory arrangements in order to comply with Section 409A of the Internal Revenue Code of 1986 (“IRC”).

Employment Agreements.  The Registrant and the Bank entered into agreements to amend the existing employment agreements of each of Michael G. Carlton, President and Chief Executive Officer of the Registrant and the Bank, Bruce W. Elder, Vice President and Principal Financial Officer of the Registrant and Senior Vice President and Chief Financial Officer of the Bank, Ray D. Vaughn, Senior Vice President and Chief Operating Officer of the Bank, Thomas E. Holder, Jr., Senior Vice President and Senior Credit Officer of the Bank, and W. Keith Betts, Executive Vice President and Market President of the Bank.   The following describes the amendments to the agreements:

409A Reimbursement and In-kind Benefits Rules.   The employment agreements of Messrs. Carlton, Elder, Vaughn, Holder, and Betts were amended in order to incorporate the 409A reimbursement rules into the agreements.

Outplacement Reimbursement Expenses.  Messrs. Carlton’s and Betts’ employment agreements were amended to specify the period following an involuntary separation of service during which the executive could incur reimbursable outplacement expenses.  The pre-amendment employment agreements, while containing a maximum amount of such eligible expenses, did not specify the period during which the expenses could be incurred.  The amendments limit the eligible period for such expenses to two years following an involuntary separation of service.

Legal Fee Reimbursement.  Mr. Carlton’s pre-amended employment agreement provided for reimbursement of eligible legal expenses that Mr. Carlton could potentially incur following a change in control transaction (as defined in the employment agreement) in the event the enforceability of the agreement was challenged or some other action was initiated or necessitated to enforce obligations under the employment agreement.  While the pre-amended agreement specified that the maximum amount of reimbursable legal expenses was $250,000, it did not previously specify the period during which such expenses could be incurred.  Mr. Carlton’s agreement was amended to specify that such eligible legal expenses could be incurred for a period of six years after a change in control transaction, and the prior aggregate cap of $250,000 was prorated over the six year period.  In order to avoid adversely affecting Mr. Carlton by prorating the prior aggregate cap, the maximum level of annual reimbursable legal expenses was then enhanced to $250,000 per year under the employment agreement.

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Clarification of the Time of Payment of any IRC Section 280G Gross-Up Payments.  Mr. Carlton’s employment agreement was also amended to clarify the time of payment of any Gross-Up Payment Amount that could become due under his existing employment agreement.

Salary Continuation Agreements.  The Bank entered into agreements to amend its existing salary continuation agreements with each of Messrs. Carlton, Elder, Vaughn, Holder, and Betts.  The following describes the amendments to those agreements:

409A Reimbursement and In-kind Benefits Rules.   The salary continuation agreements of Messrs. Carlton, Elder, Vaughn, Holder, and Betts were amended in order to incorporate the 409A reimbursement rules into the agreements.

Legal Fee Reimbursement.  Messrs. Carlton’s, Elder’s, Vaughn’s, Holder’s, and Betts’ pre-amended salary continuation agreements provided for the reimbursement of eligible legal expenses that the relevant executive could potentially incur following a change in control transaction (as defined in the salary continuation agreement) in the event the enforceability of the relevant agreement was challenged or some other action was initiated or necessitated to enforce obligations under the relevant agreement.  While the pre-amended agreements specified the maximum amount of reimbursable legal expenses, the salary continuation agreements did not previously specify the period during which such expenses could be incurred.  Each executive’s agreement was amended to specify that such eligible legal expenses could be incurred for a period of six years after a change in control transaction, and the prior applicable aggregate cap (which reimbursable caps were, in the case of Mr. Carlton - $250,000, in the cases of Messrs. Vaughn and Betts - $50,000, and in the cases of Messrs. Elder and Holder - $25,000) was prorated over the six year period.  In order to avoid adversely affecting the executives by prorating the prior aggregate caps, the maximum level of annual reimbursable legal expenses, in each case, was then enhanced to the prior indicated aggregate caps.

Time and Form of Payment Upon a Change in Control.  Messrs. Carlton’s and Betts’ salary continuation agreements were amended to bring them into compliance with Section 409A rules regarding single time and form of payment.  The pre-amended agreements provided for differing time and form of payments depending upon whether a Separation from Service occurred prior or subsequent to a change in control (as defined in the agreements).  The agreements were amended to provide for any payment due upon a change in control to occur in a lump sum on the first day of the seventh month after the month in which the executive’s Separation from Service occurs, which represented the latest potential payment date.

Clarification of the Time of Payment of any IRC Section 280G Gross-Up Payments.  Mr. Carlton’s salary continuation agreement was also amended to clarify the time of payment of any Gross-Up Payment Amount that could become due under his existing salary continuation agreement.

The foregoing descriptions of the amendments to the executives’ employment agreements and salary continuation agreements are qualified in their entirety by reference to the full text of the amendments to such agreements, which will be filed with the Registrant’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010.  Capitalized terms or phrases not otherwise herein defined have the same meanings as those ascribed to them in the particular compensatory agreements.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant's goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions.  These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT FINANCIAL CORPORATION

By:	/s/ Bruce W. Elder
Bruce W. Elder
Vice President and Principal Financial Officer

Dated: January 06, 2011